UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

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[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

BENCHMARK BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ X] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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2) Aggregate number of securities to which transaction applies:

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[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BENCHMARK BANKSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Benchmark Bankshares, Inc. will be held in the lobby of Benchmark Community Bank, 100 South Broad Street, Kenbridge, Virginia, on May 19, 2005, at 7:30 p.m. for the following purposes:

I.

To elect four (4) directors for a term of three (3) years or until their respective successors are elected and qualified;

II.

To transact such other business as may properly come before the meeting.  Management is not aware of any other business, other than procedural matters incident to the conduct of the meeting.

The Board of Directors has fixed the close of business on April 1, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Wayne J. Parrish

Secretary

Kenbridge, Virginia

April 11, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.  ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

BENCHMARK BANKSHARES, INC.

__________________________

PROXY STATEMENT

_______________

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2005

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $0.21 par value per share (“Common Stock”), of Benchmark Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 19, 2005 at 7:30 p.m. in the lobby of Benchmark Community Bank (the “Bank”), 100 South Broad Street, Kenbridge, Virginia 23944, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 100 South Broad Street, Kenbridge, Virginia 23944.  The approximate date on which this Proxy Statement, the accompanying proxy form, and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is Monday, April 11, 2005.

Voting and Revocability of Proxy

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon.  If no contrary instructions are given, each proxy will be voted FOR the slate of director nominees and FOR any other proposals designated in the proxy.  Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Wayne J. Parrish, Secretary, Benchmark Bankshares, Inc., P. O. Box 569, Kenbridge, Virginia 23944); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Persons Making the Solicitation

The cost of soliciting proxies will be borne by the Company.  In addition to solicitation by mail, officers and regular employees of the Bank may solicit proxies in person or by telephone.  Also, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary.  The Company, upon request, will reimburse such fiduciaries for their expenses in so doing.

Voting Securities

Only shareholders of record at the close of business on April 1, 2005 (the “Record Date”) will be entitled to vote at the Annual Meeting.  On the Record Date, there were 2,762,665.121 shares of Common Stock issued and outstanding and 241 record holders.  Of this number of shares issued and outstanding, 2,762,617 are whole shares, eligible to be voted.  Each whole share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting.  The Company had no other class of equity securities outstanding at the Record Date.

In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.  Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.

ELECTION OF DIRECTORS

The Nominees

The Company’s Articles of Incorporation provide for the Board to be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year.  At the 2005 Annual Meeting, four directors, comprising Class A, will be nominated for election to serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified.  No Director has a family relationship with another Director or member of senior management.  All of the Directors are also Directors of the Bank.

Ben L. Watson, III, President and CEO of the Company and of the Bank, is retiring on June 1, 2005 and therefore is not seeking re-election to the Board of Directors.  Mr. Watson, age 61, has served as a Director since 1976 and presently serves as a member of the Executive, Technology, and Risk Management Committees of the Bank, and is a an ex-officio member of the other standing committees except the Audit Committee.

There is set forth below as to each of the nominees certain information including name, age and business experience. The dates shown for first election as a director represent the year in which the nominee was first elected to the Board of the Company or to one of its predecessor corporations.  Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

Class A

(to serve until the 2008 Annual Meeting of Shareholders)

1.

David K. Biggs, age 48, a Director since 2002.  Mr. Biggs is a principal of Biggs Construction Co., Inc., LaCrosse, Virginia.  He presently serves on the Human Relations & Compensation and Bank Properties Committees of the Bank.

2.

Earl C. Currin, Jr., age 61, a Director since 1986.  Dr. Currin is Provost of the John H. Daniel Campus of Southside Virginia Community College, Keysville, Virginia.  He presently serves on the Human Relations & Compensation, Technology, and Risk Management Committees of the Bank.

3.

Wayne J. Parrish, age 66, a Director since 1979.  Mr. Parrish is principal of Parrish Trucking Company, Inc., Kenbridge, Virginia.  He presently serves as the Company’s Corporate Secretary and serves on the Audit, Policy & Planning, and Loan Committees of the Bank.

4.

Michael O. Walker, age 54, a Director since February 2005.  Mr. Walker has served as the Recording Secretary of the Company since 1983.  He was promoted to the position of Executive Vice President of the Bank in 2002, after having served as Senior Vice President since 1993 with responsibility for branch administration and marketing.  He joined the Bank in 1974, and previous positions include Branch Manager, Assistant Vice President and Vice President.

Election of Directors

Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the four nominees listed above.  Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon.  If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.  All of the nominees listed above have consented to be nominated and to serve if elected and, at this time, the Board knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the meeting.

THE BOARD RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS.

DIRECTORS CONTINUING IN OFFICE

There are eight Directors whose present terms of office will continue until 2006 or 2007, as indicated below, or until their respective successors are duly elected and qualified.  Each has served continuously since the year he joined the Board.  Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

Class B

(serving until the 2006 Annual Meeting of Shareholders)

1.

R. Michael Berryman, age 64, a Director since 1978.  Mr. Berryman is a retired pharmacist.  He presently serves as Chairman of the Board of the Company and of the Bank, is a member of the Executive Committee of the Bank, and is an ex-officio member of the other standing committees.

2.

William J. Callis, age 62, a Director since 1989.  Mr. Callis is a principal of Kenbridge Construction Co., Inc., Kenbridge, Virginia.  He presently serves as Vice Chairman of the Board, is a member of the Executive Committee of the Bank, and is an ex-officio member of the other standing committees.

3.

Earl H. Carter, Jr., age 56, a Director since 2000.  Mr. Carter is a principal of Taylor-Forbes Equipment Company, Inc., Farmville, Virginia.  He presently serves as a member of the Loan, Technology, and Risk Management Committees of the Bank.

4.

C. Edward Hall, age 64, a Director since 1971.  Mr. Hall is a pharmacist and is a partner in Victoria Drug Company, Victoria, Virginia.  He presently serves as a member of the Loan, Policy & Planning, and Risk Management Committees of the Bank.

Class C

(serving until the 2007 Annual Meeting of Shareholders)

1.

Mark F. Bragg, age 43, a Director since 1999.  Mr. Bragg is a principal of Atlantic Medical, Inc., South Hill, Virginia.  He presently serves on the Audit, Bank Properties, and Technology Committees of the Bank.

2.

Lewis W. Bridgforth, age 65, a Director since 1971.  Dr. Bridgforth is a physician in private general practice in Victoria, Virginia.  He presently serves on the Policy & Planning, Human Relations & Compensation, and Audit Committees of the Bank.

3.

Mary Jane Elkins, age 53, a Director since 2002.  Ms. Elkins is Dean of Institutional Advancement, Southside Virginia Community College, Alberta, Virginia.  She presently serves on the Risk Management and Technology Committees of the Bank.

4.

J. Ryland Hamlett, age 62, a Director since 1986.  Mr. Hamlett retired in 1997 as Manager of Human Resources for Southside Electric Cooperative, Crewe, Virginia.  He presently serves on the Human Relations & Compensation, Audit, and Loan Committees of the Bank.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of April 1, 2005, regarding the beneficial ownership of shares of Common Stock by (i) all Directors and nominees, (ii) its executive officers, and (iii) all directors and executive officers as a group.  For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.  The address for each of the following individuals is Benchmark Bankshares, Inc., P. O. Box 569, Kenbridge, Virginia 23944.

	Number of Shares
	Beneficially Owned as of	Percentage
Name	April 1, 2005	of Class
R. Michael Berryman (1)	87,713.000	3.17%
David K. Biggs (2)	8,998.040	*
Mark F. Bragg (3)	13,097.409	*
Lewis W. Bridgforth (4)	41,680.657	1.51%
William J. Callis (5)	40,273.984	1.46%
Earl H. Carter, Jr. (6)	10,059.090	*
Earl C. Currin, Jr.	17,178.000	*
Mary Jane Elkins (7)	7,086.930	*
C. Edward Hall (8)	42,733.637	1.55%
J. Ryland Hamlett (9)	50,977.000	1.85%
Wayne J. Parrish (10)	34,371.202	1.24%
Ben L. Watson, III	22,471.000	*
Janice W. Pernell	11,381.375	*
Jay A. Stafford (11)	8,821.000	*
Michael O. Walker (12)	52,000.000	1.88%
All directors and executive officers	448,842.324	16.24%
as a group(15 persons)

*Indicates that holdings amount to less than 1.00% of the issued and outstanding common stock.

(1) Includes 44,573 shares owned solely by Mr. Berryman’s wife.

(2) Includes 2,000 shares owned by Biggs Construction Co., Inc. and 4,000 unexercised option shares.

(3) Includes 5,000 unexercised option shares.

(4) Includes 20,337.218 shares owned jointly with Mr. Bridgforth’s wife.

(5) Includes 22,640.644 shares owned jointly with Mr. Callis’s wife.

(6) Includes 6,000 unexercised option shares.

(7) Includes  4,600 unexercised option shares.

(8) Includes 260 shares owned solely by Mr. Hall’s wife, 5,040 shares owned jointly with his mother.

(9) Includes 17,128 shares held as trustee for the John A. Cordle Family Trust,  and  17,128 shares held as trustee for the Mary F.  Cordle Family Trust.

(10) Includes 6,971.168 shares held jointly with Mr. Parrish’s wife, 7,419.035 shares owned solely by her.

(11) Includes 3,977 shares owned jointly with Mr. Stafford’s wife and 444 shares owned jointly with his mother.

(12) Includes 25,000 shares owned jointly with Mr. Walker’s wife.

Security Ownership of Certain Beneficial Owners

As of April 1, 2005, there are no persons known to the Company that beneficially own five percent or more of the outstanding shares of Common Stock.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission (the “Commission”).  Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were satisfied for events and transactions that occurred in 2004.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

Code of Ethics

The Audit Committee of the Board has approved a Code of Ethics for the directors and employees of the Company and the Bank, including the principal executive officer and principal financial and accounting officer.  The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest.  It is available on the Bank’s web page at www.BCBonline.com.

Meetings

Meetings of the Board are held regularly each month, including an organizational meeting following the conclusion of the Annual Meeting of Shareholders.  The Board held twelve meetings in the year ended December 31, 2004.  For such year, none of the Company’s twelve Directors attended fewer than 75% of the aggregate number of Board Meetings and meetings of committees of which the respective Directors are members. The Company encourages members of the Board of Directors to attend the Annual Meeting.  All of the Directors attended the 2004 annual meeting.

The Board of Directors has, among others, a Nominating Committee, an Audit Committee, and a Human Relations & Compensation Committee.

Nominating Committee

Since the 2003 Annual Meeting, the Nominating Committee has consisted of Messrs. Carter, Biggs, and Currin, all independent directors as defined by the listing standards of the National Association of Securities Dealers.  The duties of this committee are to advise the Board with respect to the nomination of directors and to recommend candidates to the Board as nominees for election at the Annual Meeting.  The Nominating Committee currently does not have a committee charter. Directors are selected on the basis of recognized achievements and their ability to bring skills and experience to the deliberations of the Board.  Consideration is given to several factors including, but not limited to, an individual’s geographical location with regard to Bank’s market area, their business experience and/or area of expertise, as well as their potential to adequately represent the Company and contribute to its success.  The Nominating Committee met once during 2004 and recommended the nominees named herein.  Michael O. Walker, who has served as the Recording Secretary of the Company since 1983, was appointed as a Director by the Board in February of 2005.  Mr. Walker was promoted to the position of Executive Vice President of the Bank in 2002, after having served as Senior Vice President since 1993 with responsibility for branch administration and marketing.  He joined the Bank in 1974, and previous positions include Branch Manager, Assistant Vice President and Vice President.  Based on his experience the Board felt it appropriate that Mr. Walker be appointed as a Director.

The Company’s By-Laws provide, however, that shareholders entitled to vote for the election of directors may name nominees for election to the Board.  In order for such a nomination to be effective, a nominating shareholder must strictly comply with the applicable provisions of the Bylaws, which include: (a) such nomination shall be made at a meeting of shareholders; (b) the nominating shareholder shall give notice to the Company, which notice shall be received by the Company not less than 60 days nor more than 90 days prior to the shareholders’ meeting, provided.  In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the nominating shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and (c) the nominating shareholder’s notice shall set forth (i) as to each director nominee proposed by the shareholder, the name, age, business address and residence of such nominee, the principal occupation or employment of such nominee, the class and number of shares of the Company beneficially owned by the nominee and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act, and (ii) as the nominating shareholder, his or her name and address as they appear on the Company’s books and the class and number of shares of the Company which are beneficially owned by such shareholder.

Audit  Committee

The Audit Committee consists of Messrs. Bragg, Bridgforth, Hamlett, and Parrish, and ex-officio members Berryman and Callis who are Chairman of the Board and Vice Chairman, respectively.  All are independent directors as defined by the listing standards of the National Association of Securities Dealers.  The responsibilities of the Audit Committee are discussed below under “Auditors.”  The Audit Committee met five times during the year ended December 31, 2004.

Pursuant to the provisions of the Sarbanes-Oxley Act of 2002, which was enacted into law on July 30, 2002, the SEC requires companies to disclose whether or not at least one member of the audit committee is a “financial expert” as defined in such rules, and, if not, why.  Under current SEC rules, none of the current members of the Audit Committee meet the criteria set forth in such rules qualifying them as a “financial expert”, which is basically limited to those who have prepared or audited comparable public company financial statements.  Given the strict nature of these qualifications, combined with the bank’s limited trade area, the Bank is not actively pursuing the addition of a financial expert to the Audit Committee.

Human Relations & Compensation Committee

The Human Relations & Compensation Committee consists of Messrs. Biggs, Bridgforth, Currin, and Hamlett, all of whom are independent directors as defined by the listing standards of the National Association of Securities Dealers.  It is responsible for monitoring employee performance and for reviewing, and making recommendations with respect to the compensation of all employees of the Company.  For additional information regarding the Human Relations & Compensation Committee, see “Compensation Committee Report on Executive Compensation” below.  This committee met seven times during 2004.

DIRECTORS’ FEES

No fees are paid to Directors for service on the Board of the Company.  During 2004, for service on the board of directors of the Bank, a fee was paid to each Director in the amount of $300 for each Bank board meeting attended and, except for Mr. Watson, $225 for each Bank board committee meeting attended during the year.

Effective April 20, 1995, the Company adopted the Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”).  On October 2, 1997, the Common Stock split two-for-one (the “Stock Split”), and pursuant to Section 3(d) of the Outside Directors’ Plan, the Board of Directors increased the maximum aggregate number of shares of Common Stock that may be issued pursuant to the Outside Directors’ Plan from 40,000 shares to 80,000 shares.  The Outside Directors’ Plan is administered by a committee appointed by the Board of Directors, and the Plan was terminated on March 16, 2005.

The Outside Directors’ Plan entitled each then current director and entitles each future director to receive one stock option to purchase 6,000 shares of Common Stock, as adjusted for the Stock Split.  The exercise price of all stock options granted under the Outside Director’s Plan, as adjusted for the Stock Split, is the fair market value (as defined therein) on the date of the grant, plus $0.50.   Each stock option is granted for a term of ten years and is first exercisable on the date which is one year from the date of the grant of the option.  Options granted under the Outside Directors’ Plan may be exercised by the outside director, by a legatee or legatees of such stock option under the outside director’s last will or by his or her executors, personal representatives or distributees, by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the stock option is being exercised.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, or for one or more non-management directors. Each communication intended for the Board of Directors and received by the secretary will be forwarded to the specified party following its clearance through normal security procedures.

The communication will not be opened, but rather will be forwarded unopened to the intended recipient. Shareholder communications to the Board of Directors should be sent to:

Wayne J. Parrish, Corporate Secretary

Benchmark Bankshares, Inc.

P.O. Box 569

Kenbridge, Virginia 23944

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

1.

Janice W. Pernell, age 58, Cashier and Treasurer of the Company since 1985.  She has served as Senior Vice President, Cashier, Assistant Secretary and Compliance Officer for the Bank since 1993 and was elected as Recording Secretary of the Company by the Board in February of 2005.  She joined the Bank in 1971, and previous positions include Operations Officer, Assistant Vice President and Vice President.

2.

Jay A. Stafford, age 45, Vice President Branch Administrator of the Bank since 2003.  He was promoted to Branch Administrator in 2003, after having served as Vice President Regional Manager since 1998.  He joined the bank in 1988 and has served as Regional Manager, Assistant Vice President, and Branch Manager.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ended December 31, 2004, 2003, and 2002, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Company in all capacities in which he served, and to other executive officers whose total compensation exceeded $100,000 in 2004:

SUMMARY COMPENSATION TABLE
------------------------------ Annual Compensation ------------------------------

				Other	All
Name and				Annual	Other
Principal Position	Year	Salary	Bonus	Compensation	Compensation

Ben L. Watson, III	2004	$ 138,000	$ 31,866	*	None
President and	2003	135,288	15,527	*	None
Chief Executive Officer	2002	126,684	35,063	*	None

Michael O. Walker	2004	$ 106,440	$ 21,864	*	None
Executive	2003	104,352	8,816	*	None
Vice President	2002	96,552	22,790	*	None

Janice W. Pernell	2004	$ 102,540	$ 21,864	*	None
Sr. Vice President	2003	100,524	8,316	*	None
	2002	92,844	22,790	*	None

* Did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

There are currently no employment contracts in place for any of the Company’s executive officers.

Stock Options and Option Exercises and Holdings

No stock options were granted to the executive officers named in the summary table during the fiscal year ended December 31, 2004.  The following table sets forth information with respect to stock exercises in the last fiscal year and the value of all stock options held by such officers as of the end of the fiscal year:

EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name and Principal	Shares Acquired on	Value	Number of Securities Underlying Unexpected Options at Fiscal Year End[1]		Value of Unexercised In-the-Money Options at Fiscal Year End[2]
Position	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ben L. Watson, III President and Chief Executive Officer	1,500	$11,070	500	--	$5,435	--
Michael O. Walker Executive Vice President	1,500	$11,070	1,500	--	$16,305	--
Janice W. Pernell Sr. Vice President	1,500	$11,070	--	--	--	--

1 The options were granted on March 16, 1995.  The options became vested and exercisable on March 16, 1996.

2 The value of the unexercised options at fiscal year end is calculated by determining the difference between the fair market value of the Common Stock on December 30, 2004 and the exercise price of such options.  The average of the high and low sales prices of the Common Stock of the Company on December 30, 2004, as reported by the OTC Bulletin Board, was $18.25.

The table below details, as of December 31, 2004, the number of shares currently outstanding under each stock option plan, their weighted average exercise price, and the number of shares remaining to be issued under each plan.

Plan Category Approved by Shareholders[1]	Number of Securities Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[2]

Outside Directors Plan	28,000	$8.90	-0-
Employee Incentive Plan	97,199	$12.14	18,000
Total	125,199	$11.42	18,000

________________________

1 There are no Equity Compensation Plans that have not been approved by shareholders.

2 Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer, Ben L. Watson, III, and the other Executive Officers.  The following report of the Human Relations & Compensation Committee of the Board (the “Compensation Committee”) addresses the Company’s compensation policies in effect during 2004.

Role of Compensation Committee

Decisions on compensation of certain executive officers of the Company are made by the Compensation Committee of the Board of Directors.  The Compensation Committee is responsible for reviewing and making recommendations with respect to the compensation of all employees of the Company and recommends to the Board of Directors such other forms of remuneration as the Company deems appropriate.  All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The following is the text of the report adopted by the Compensation Committee regarding executive compensation in 2004.

Executive Compensation Policies

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives.  They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between management and the Company’s shareholders.

In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company’s executive compensation program.  The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry in order to establish general parameters within which it may fix competitive compensation for its executive officers.  The Compensation Committee then determines the appropriate salary and management incentive opportunity for each executive officer using a number of factors, including the executive officer’s individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company’s short- and long-term goals and attainment of individual performance goals, if appropriate.

2004 Base Salaries and Annual Incentives

In 2004, Ben L. Watson, III, Chief Executive Officer, received a base salary of $138,000.  This annual base salary was set based on Mr. Watson’s individual duties and responsibilities, his tenure, and salaries paid to the chief executive officers of the Company’s peer group companies.  In addition, Mr. Watson is to receive an annual incentive bonus as established and modified from time to time by the Compensation Committee.  In awarding the annual incentive bonus to Mr. Watson for 2004, the Compensation Committee considered his individual merit and achievement in attaining annual performance goals, the Company’s financial success and Mr. Watson’s leadership in strategically focusing the Company.  Mr. Watson is also entitled to receive stock option awards as determined by the Company.  On December 13, 2004, the Compensation Committee awarded Mr. Watson an incentive bonus of $31,866, based on profitability projections for the year of 2004.

No stock options were granted to any of the executive officers during the fiscal year ended December 31, 2004.  Incentive compensation of $21,864, $21,864, and $9,102 was paid to Michael O. Walker, Janice W. Pernell, and Jay A. Stafford, the Company’s other executive officers, during the fiscal year ended December 31, 2004.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS:

J. Ryland Hamlett	David K. Biggs	Lewis W. Bridgforth	Earl C. Currin, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Except for Ben L. Watson, III, Chief Executive Officer, no member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.  Mr. Watson serves as an ex-officio member of the Board’s committees, excluding the Audit Committee, but including the Compensation Committee.

SHAREHOLDER RETURN

The Company is subject to the rules of the Securities and Exchange Commission that require certain public companies to present a graph of total investment return in their annual proxy statements.  The graph below compares the yearly percentage change in the Company’s cumulative total shareholder return with the cumulative total return of the NASDAQ Stock Market Index which is a broad equity market index, and the NASDAQ National Market (“NASDAQ/NM”) Bank Index, assuming that investments of $100 were made on December 31, 1999, and that all dividends were reinvested.

CERTAIN TRANSACTIONS

Some of the directors and officers of the Company and some of the corporations and firms with which these individuals are associated are also customers of the Company in the ordinary course of business, or are indebted to the Company with respect to loans, and it is anticipated that some of the persons, corporations and firms will continue to be customers of, and indebted to, the Company on a similar basis in the future.  All loans extended to such persons, corporations and firms were made in the ordinary course of business, did not involve more than normal collection risk or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.  No such loan as of December 31, 2004, was non-accruing, past due or restructured.  At December 31, 2004, the aggregate amount of loans outstanding to all directors and executive officers of the Company and members of their immediate families was approximately $6,373,694, representing 20.79% of the total equity of the Company.  Also as of December 31, 2004, only one director, William J. Callis, had aggregate outstanding loans in excess of 5.00% of shareholders’ equity.  Total direct and indirect loans outstanding to Mr. Callis totaled $3,450,889 as of December 31, 2004.

Management of the Company is not aware of any material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of the Company’s Common Stock, or any associate of any such director, officer, affiliate of the Company, or shareholder is a party adverse to the Company or the Bank or has a material interest adverse to the Company.

AUDIT INFORMATION

Auditors

Creedle, Jones, and Alga, P.C., of South Hill, Virginia served as the Company’s independent auditors for the year ended December 31, 2004.  Representatives from Creedle, Jones, and Alga, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.  Creedle, Jones, and Alga will serve as the Company’s independent auditors for 2005.

Fees of Independent Public Accountants

Audit Fees

Creedle, Jones, and Alga, P.C. received $31,125 for professional services associated with their year-end audit and tax return preparation for fiscal year ended December 31, 2004.  Another $7,500 was paid to Creedle, Jones, and Alga for the quarterly review of the Company’s Quarterly Reports on Form 10-Q.  The total paid for fiscal year ended December 31, 2003 was $37,050.

Audit Related Fees

The aggregate fees billed by Creedle, Jones, and Alga, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2003 were $3,000.  No such fees were paid during 2004.  During 2003, these services included various compliance audits in the areas of ACH and the Treasury Board of Virginia.

Tax Fees

The aggregate fees billed by Creedle, Jones, and Alga, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal year December 31, 2003 were $1,000.  No such fees were paid during 2004.  During 2003 these services generally included tax preparation services.

All Other Fees

The aggregate fees billed by Creedle, Jones, and Alga, P.C. for all other services rendered to the Company for the fiscal years ended December 31, 2004 and 2003 were $2,375, and $2,081, respectively.  During 2004 and 2003, other services generally included electronic transmission of public filings to the SEC.

Pre-Approved Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Creedle, Jones, and Alga, P.C. was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions.

Audit Committee Report

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors.  The Audit Committee also recommends to the Board the selection of the Company’s independent auditors.  The Board has not adopted a written charter for the Audit Committee.  Each member of the Audit Committee is independent as defined by the National Association of Securities Dealers listing standards.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at the Company’s expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and review these processes on behalf of the Board.

In this context, the Audit Committee held four meetings during the past fiscal year and discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2004.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Certification of Statements on Auditing Standards).

The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Creedle, Jones, and Alga, P.C. their independence from the Company and its management.  When considering the independence of Creedle, Jones, and Alga, P.C., the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence.  The Audit

Committee also reviewed, among other things, the amount of fees paid to Creedle, Jones, and Alga, P.C. for audit and non-audit services.

Based on its review and these meetings, discussions and reports, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the Commission.  By recommending to the Board that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee

Wayne J. Parrish, Chair

Mark F. Bragg

Lewis W. Bridgforth

J. Ryland Hamlett

SHAREHOLDER PROPOSALS

Under the regulations of the Securities and Exchange Commission, to the extent that they are applicable to the Company, any shareholder desiring to make a proposal to be acted upon at the 2005 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is P. O. Box 569, 100 South Broad Street, Kenbridge, Virginia 23944, no later than December 12, 2005, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement.  The Company anticipates holding the 2006 Annual Meeting on April 16, 2006.  It is recommended that such proposals be sent by certified mail, return receipt requested.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings.  For a shareholder to nominate a candidate for director or to bring other business before a meeting, written notice must be received by the Company not less than 60 days and not more than 90 days prior to the date of the meeting.  Based on an anticipated meeting date of May 18, 2006, for the 2006 Annual Meeting of Shareholders, the Company must receive such notice no later than March 19, 2006 and no earlier than February 17, 2006.  If shareholders receive notice less than 70 days prior to the meeting or public disclosure of the meeting date is made less than 70 days prior to the meeting, written notice must be received by the Company not later than the close of business on the tenth day on which such notice of the date of the annual meeting was made or such public disclosure was made.

Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice.  Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters.  Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2004, accompanies this Proxy Statement.  Additional copies may be obtained by written request to the Treasurer of the Company at the address indicated below.  Such Annual Report is not part of the proxy solicitation materials.

Mrs. Janice W. Pernell, Treasurer

Benchmark Bankshares, Inc.

P. O. Box 569

Kenbridge, Virginia  23944

HOUSEHOLDING

In accordance with a notice sent earlier to eligible shareholders who share a single address, the Company is sending only one annual report and proxy statement to that address unless the Company received instructions to the contrary from any shareholder at that address.  This practice, known as “householding”, is designed to reduce the Company’s printing and postage costs.  However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company by calling (434) 676-9054 or by sending a written request to:

Mrs. Janice W. Pernell, Treasurer

Benchmark Bankshares, Inc.

P. O. Box 569

Kenbridge, Virginia  23944

If an eligible shareholder of record is receiving multiple copies of the Company’s annual report and proxy statement, the shareholder can request householding by contacting the Company in the same manner.  If a shareholder owns his or her shares through a bank, broker or other holder of record, the shareholder can request householding by contacting the holder of record.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Annual Meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

The Board called a special meeting of shareholders of Benchmark Bankshares, Inc. on March 28, 2005 at 7:30 p.m. At this important meeting, shareholders were asked to vote on a proposed transaction that, if approved, would result in termination of the registration of Benchmark’s common stock under the Federal securities laws.  Commonly referred to as “going private,” the proposed transaction was designed to reduce the number of shareholders of record to fewer than 300, as required for the deregistration of the Company’s common stock.

At that meeting, shareholders approved this transaction and, subsequently, the Company filed with the Securities and Exchange Commission (SEC) to deregister its common stock.  Although the Company will no longer be required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC, quarterly and annual reports will still be provided to all shareholders.

[FORM OF DEFINITIVE PROXY]

BENCHMARK BANKSHARES, INC.
100 S. Broad Street

Kenbridge, Virginia 23944

P R O X Y

FOR ANNUAL MEETING OF SHAREHOLDERS

May 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       The undersigned hereby appoints William J. Callis and Wayne J. Parrish, jointly and severally, as proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Benchmark Bankshares, Inc., (the "Company"), to be held on Thursday, May 19, 2005, at 7:30 p.m., local time, or any adjournments thereof, for the following purposes:

I. ELECTION OF DIRECTORS:       FOR all nominees listed below       WITHHOLD AUTHORITY

                                                          (except as marked to the contrary)    to vote for all nominees

NOMINEES:

David K. Biggs	Earl C. Currin, Jr.	Wayne J. Parrish	Michael O. Walker

________________________________________________________

(INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name on the line above.)

II. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the shareholder.  If no direction is given, this proxy will be voted FOR all nominees listed in Item I.

Please sign exactly as your name appears on the

pre-printed label to the right.  When signing as

attorney, executor, administrator, trustee or

guardian, please give full title as such.

(Signature, 1st Party)	(Signature, 2nd Party, if one)	(Signature, 3rd Party, if one)

DATE:                                             PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY

                                                          IN THE ENCLOSED POSTAGE-PAID ENVELOPE.             THANK YOU.